Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as listed below, of Mid-State Bank & Trust of our report dated June 28, 2005, of the Mid-State Bank & Trust Profit Sharing and Salary Deferral 401(k) Plan.

Registration Form	File No.	Effective Date

Form S-8	333-38584	June 5, 2000

BDO SEIDMAN, LLP

Los Angeles, California
June 28, 2005